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[APPLIX LOGO]

CONTACTS:
Walt Hilger, Chief Financial Officer                David Pasquale or Jim Olecki
Applix, Inc.                                        The Ruth Group
508-870-0300 x288                                   646-536-7006 / 646-536-7021
whilger@applix.com                                  dpasquale@theruthgroup.com



       APPLIX TO RESTATE FINANCIAL RESULTS RELATING TO 2001 ACQUISITION OF
                          DYNAMIC DECISIONS, PTY LTD.

 REVISION OF TIMING HAS NO IMPACT ON CASH BALANCE NOR ON REPORTED 2002 AND 2003
                               OPERATING RESULTS


WESTBOROUGH, Mass., MAY 13, 2003--Applix, Inc., (NASDAQ: APLX), a global provider of Business Intelligence (BI) and Business Performance Management (BPM) software solutions, today announced that the Company will restate its historical financial statements for the last three quarters and year of 2001 and all four quarters and year of 2002 to revise the timing of the recognition of certain acquisition expenses relating to its 2001 acquisition of Dynamic Decisions, Pty Ltd. The company will also adjust the preliminary financial statement information included in the Company's April 24, 2003 press release to reflect this correction, by increasing reported liabilities and decreasing stockholders' equity by approximately $1.8 million.

The March 2001 acquisition of Dynamic Decisions involved eight contingent payments of $1 million Australian dollars each, payable quarterly from January 1, 2002 to October 1, 2003. As previously disclosed, the Company has accounted for these acquisition related contingent payments as compensation expense within operating expenses. The restatement only revises the timing of these acquisition related operating expenses by recording them beginning the quarter ended June 30, 2001 rather than the quarter ended March 31, 2002. As a result, acquisition related operating expenses in 2001 will increase by approximately $1.5 million and anticipated expenses for the remainder of 2003 will correspondingly decrease by approximately $1.5 million. All acquisition related operating expenses will be fully expensed and accrued as of March 31, 2003 instead of December 31, 2003 as previously expected. The restatement will increase reported liabilities and decreases stockholders' equity by between $1.5 million and $1.8 million at December 31, 2001 and each subsequent reporting period through March 31, 2003. The restatement will have no impact on the company's cash balances for any period or the Company's previously reported 2002 or 2003 operating results. Additional information will be available in the amended periodic reports that will be filed with the SEC on Forms 10-K and 10-Q.

David C. Mahoney, Chief Executive Officer of Applix, Inc., said, "Although we regret the need to restate our results, the accounting change is not related to our base business, which is well positioned for growth in the future."

Separately, the Company announced today that it has requested to transfer from the Nasdaq National Market to the Nasdaq SmallCap Market. The move comes after the Company's total stockholders' equity balance of approximately $7.3 million at March 31, 2003 (or $9.1 million before the acquisition accounting restatement) did not meet Nasdaq National Market's new requirement for a minimum stockholders' equity balance of $10.0 million.


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ABOUT APPLIX
Applix (NASDAQ: APLX) is a global provider of Business Intelligence and Business Performance Management software solutions based on its Applix TM1 product. These solutions enable the continuous management and monitoring of performance across the financial, operational, customer and organizational functions within the enterprise. More than 1,600 customers worldwide use Applix's adaptable, scalable and real-time solutions, delivered by Applix and by a global network of partners, to manage their business performance and respond to the marketplace in real-time. Headquartered in Westborough, MA, Applix maintains offices in four countries in Europe, North America and the Pacific Rim. For more information about Applix, please visit www.applix.com.

CAUTION REGARDING FORWARD LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated. Factors that could cause or contribute to such differences include competitive pressures, changes in customer demands, adverse economic conditions, loss of key personnel, litigation and other matters disclosed under the heading "Risk Factors" in the Company's annual report on Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. The forward-looking statements provided by the Company in this press release represent the Company's views as of the date of this release. The Company anticipates that subsequent events and developments may cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and these forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this release.

(C)2003 Applix, Inc. All rights reserved. Applix and Applix TM1 are registered trademarks of Applix, Inc. All other trademarks and company names mentioned are the property of their respective owners.